Exhibit 99.1

Investor Contact:	Laura Graves
Polycom, Inc.
1.408.586.4271
laura.graves@polycom.com

Press Contact:	Cameron Craig
Polycom, Inc.
1.408.586.3776
cameron.craig@polycom.com

Polycom Announces Financial Results for Second Quarter 2016

SAN JOSE, Calif. – July 21, 2016 – Polycom, Inc. (Nasdaq: PLCM) today reported second quarter 2016 revenues of $288 million. On a GAAP basis, Polycom reported a net loss of $10 million, or 7 cents per share for the second quarter 2016. On a non-GAAP basis, Polycom reported net income of $29 million and earnings of 21 cents per diluted share. Polycom’s quarterly reconciliation of GAAP to non-GAAP performance is provided in the tables at the end of this press release.

“Polycom delivered solid operating performance despite a more challenging top line,” said Peter Leav, President and Chief Executive Officer. “Asia Pacific posted strong sequential growth, driven by higher revenues in China and Australia.”

($ in millions, except per share data)	Q2 2016
Revenues	$287.8
GAAP gross profit margin	56.0%
GAAP operating expenses	$162.7
GAAP operating margin	(0.5)%
GAAP EPS	$(0.07)

Non-GAAP gross profit margin	57.4%
Non-GAAP operating expenses	$128.7
Non-GAAP operating margin	12.7%
Non-GAAP EPS	$0.21

“Polycom continued to exhibit sound financial management,” said Laura Durr, Chief Financial Officer. “We continue to generate positive operating cash flow and ended the quarter with $722 million in cash and investments.”

On a comparative basis, consolidated financial results were:

($ in millions, except per share data)	Q2 2016	Q1 2016	Q2 2015	Quarter-Over-Quarter Change	Year-Over-Year Change
Revenues	$287.8	$290.1	$316.6	(1)%	(9)%
GAAP net (loss) income	$(10.0)	$3.3	$19.6	(403)%	(151)%
GAAP EPS	$(0.07)	$0.02	$0.14	(450)%	(150)%
Non-GAAP net income	$29.4	$25.7	$29.9	14%	(2)%
Non-GAAP EPS	$0.21	$0.19	$0.22	11%	(5)%

The Americas declined both sequentially and year-over-year.  Sequential and year-over-year results for EMEA were primarily impacted by foreign exchange. Asia Pacific grew sequentially as a result of growth in China and Australia, but was down on a year-over-year basis.

In terms of product category results, UC Group revenues declined sequentially and year-over-year, primarily as a result of lower UC Group revenues in the Americas and EMEA regions. UC Personal revenue increased sequentially and year-over-year. UC Platform revenue grew sequentially as a result of China, which had higher overall revenue this quarter.

On a geographic basis, consolidated revenues were comprised of:

($ in millions)	Q2 2016	Q1 2016	Q2 2015	Quarter-Over-Quarter Change	Year-Over-Year Change
Americas	$142.0	$155.5	$158.3	(9)%	(10)%
% of total revenues	49%	54%	50%
Europe, Middle East & Africa (EMEA)	72.7	73.5	80.9	(1)%	(10)%
% of total revenues	25%	25%	26%
Asia Pacific	73.1	61.1	77.4	20%	(6)%
% of total revenues	26%	21%	24%
Totals *	$287.8	$290.1	$316.6	(1)%	(9)%

* may not foot due to rounding

By product category, inclusive of its service component, consolidated revenues were comprised of:

($ in millions)	Q2 2016	Q1 2016	Q2 2015	Quarter-Over-Quarter Change	Year-Over-Year Change
UC Group Systems	$171.4	$178.9	$195.2	(4)%	(12)%
% of total revenues	60%	62%	62%
UC Personal Devices	68.8	67.8	66.8	1%	3%
% of total revenues	24%	23%	21%
UC Platform	47.6	43.4	54.6	10%	(13)%
% of total revenues	16%	15%	17%
Totals *	$287.8	$290.1	$316.6	(1)%	(9)%

* may not foot due to rounding

In the second quarter of 2016, Polycom generated a total of $19 million in operating cash flow. Cash and investments at the end of the second quarter of 2016 totaled $722 million, of which approximately $297 million is located in the United States. Net of existing debt, cash and investments at the end of the second quarter of 2016 totaled $490 million.

Forward Looking Statements and Risk Factors

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding future profitability and operating cash flow. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact on our business of the recent announcement regarding the proposed acquisition of Polycom by entities affiliated with Siris Capital Group, LLC, the impact of competition on our product sales and on our customers and partners, and any resulting loss of business; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with global economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully implement process improvements and cost containment initiatives; changes to our strategic areas of focus and investment; our ability to successfully integrate our acquisitions into our business; possible delays in the development, availability and shipment of new products due to engineering, manufacturing or other delays; increasing costs and the availability of capital; changes in key sales and other personnel that may cause disruption to the business; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

GAAP to non-GAAP Reconciliation

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net (loss) income and (loss) income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net (loss) income or diluted net (loss) income per share prepared in accordance with GAAP in the United States.

About Polycom

Polycom helps organizations unleash the power of human collaboration. More than 400,000 companies and institutions worldwide defy distance with secure video, voice and content solutions from Polycom to increase productivity, speed time to market, provide better customer service, expand education and save lives. Polycom and its global partner ecosystem provide flexible collaboration solutions for any environment that deliver the best user experience, the broadest multi-vendor interoperability and unmatched investment protection. Visit www.polycom.com or connect with us on Twitter, Facebook and LinkedIn to learn more.

© 2016 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues:
Product revenues	$201,715	$221,896	$404,975	$455,583
Service revenues	86,064	94,679	172,879	191,692
Total revenues	287,779	316,575	577,854	647,275
Cost of revenues:
Cost of product revenues	94,029	95,752	189,084	197,021
Cost of service revenues	32,478	34,898	63,669	71,509
Total cost of revenues	126,507	130,650	252,753	268,530
Gross profit	161,272	185,925	325,101	378,745
Operating expenses:
Sales and marketing	82,505	89,433	161,968	180,292
Research and development	43,981	46,545	87,051	95,882
General and administrative	20,291	22,269	40,401	43,436
Amortization of purchased intangibles	2,017	2,417	4,217	4,834
Restructuring costs	6,007	343	13,509	367
Transaction-related costs	7,887	—	12,131	—
Total operating expenses	162,688	161,007	319,277	324,811
Operating (loss) income	(1,416)	24,918	5,824	53,934
Interest and other income (expense), net
Interest expense	(1,668)	(1,523)	(3,305)	(3,007)
Other income (expense), net	1,966	1,345	2,835	1,367
Interest and other income (expense), net	298	(178)	(470)	(1,640)
(Loss) income before provision for income taxes	(1,118)	24,740	5,354	52,294
Provision for income taxes	8,879	5,093	12,016	11,449
Net (loss) income	$(9,997)	$19,647	$(6,662)	$40,845

Basic net (loss) income per share	$(0.07)	$0.15	$(0.05)	$0.30

Diluted net (loss) income per share	$(0.07)	$0.14	$(0.05)	$0.30

Number of shares used in computation of net (loss) income per share:
Basic	135,700	134,057	134,934	134,417
Diluted	135,700	137,347	134,934	138,290

 Note: As a result of the GAAP net loss in some of the periods presented, all potentially issuable common shares for those periods have been excluded from the diluted shares used in the computation of GAAP earnings per share as their effect is anti-dilutive.

POLYCOM, INC.

Reconciliation of GAAP to Non-GAAP Net (Loss) Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
GAAP net (loss) income	$(9,997)	$3,335	$19,647	$(6,662)	$40,845
Amortization of purchased intangibles	2,117	2,300	2,517	4,417	5,591
Restructuring costs	6,007	7,502	343	13,509	367
Transaction-related costs	7,887	4,244	—	12,131	—
Stock-based compensation expense	21,606	11,480	9,711	33,087	18,943
Effect of stock-based compensation on warranty rates	235	106	80	341	133
Costs associated with CEO separation and related SEC investigation	—	—	64	—	399
Income tax effect of non-GAAP exclusions	1,532	(3,283)	(2,415)	(1,752)	(4,096)
Non-GAAP net income	$29,387	$25,684	$29,947	$55,071	$62,182
GAAP net (loss) income per share:
Basic	$(0.07)	$0.02	$0.15	$(0.05)	$0.30
Diluted	$(0.07)	$0.02	$0.14	$(0.05)	$0.30
Non-GAAP net income per share:
Basic	$0.22	$0.19	$0.22	$0.41	$0.46
Diluted	$0.21	$0.19	$0.22	$0.40	$0.45
Number of shares used in computation of GAAP net (loss) income per share:
Basic	135,700	134,168	134,057	134,934	134,417
Diluted	135,700	137,292	137,347	134,934	138,290
Number of shares used in computation of non-GAAP net income per share:
Basic	135,700	134,168	134,057	134,934	134,417
Diluted	138,012	137,292	137,347	137,652	138,290

Note: As a result of the GAAP net loss in some of the periods presented, all potentially issuable common shares for those periods have been excluded from the diluted shares used in the computation of GAAP earnings per share as their effect is anti-dilutive.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$576,516	$435,093
Short-term investments	126,238	184,242
Trade receivables, net	154,212	187,888
Inventories	96,748	89,392
Prepaid expenses and other current assets	50,118	52,852
Total current assets	1,003,832	949,467
Property and equipment, net	93,123	101,853
Long-term investments	18,788	46,484
Goodwill and purchased intangibles, net	568,307	572,840
Deferred taxes	86,659	89,865
Other assets	20,994	21,738
Total assets	$1,791,703	$1,782,247
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$78,444	$73,472
Accrued payroll and related liabilities	32,977	38,781
Taxes payable	2,130	4,342
Deferred revenue	174,119	170,559
Current portion of long-term debt	5,717	5,717
Other accrued liabilities	74,607	85,095
Total current liabilities	367,994	377,966
Long-term deferred revenue	83,272	86,191
Taxes payable	10,382	9,983
Deferred taxes	—	135
Long-term debt	225,940	228,799
Other non-current liabilities	24,074	25,964
Total liabilities	711,662	729,038
Stockholders' equity	1,080,041	1,053,209
Total liabilities and stockholders' equity	$1,791,703	$1,782,247

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2016	June 30, 2015
Cash flows from operating activities:
Net (loss) income	$(6,662)	$40,845
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	23,663	27,210
Amortization of purchased intangibles	4,417	5,629
Amortization of capitalized software development costs for products to be sold	2,140	1,354
Amortization of debt issuance costs	267	266
Amortization of discounts and premiums on investments, net	645	1,090
Write-down of excess and obsolete inventories	5,477	6,810
Stock-based compensation expense	33,087	18,943
Excess tax benefits from stock-based compensation expense	(1,405)	(3,487)
Loss on disposal of property and equipment	175	544
Changes in assets and liabilities:
Trade receivables	33,601	8,245
Inventories	(12,880)	(6,791)
Deferred taxes	(4,435)	(2,744)
Prepaid expenses and other assets	2,362	4,960
Accounts payable	4,058	(19,229)
Taxes payable	5,296	9,663
Other accrued liabilities and deferred revenue	(17,540)	(30,160)
Net cash provided by operating activities	72,266	63,148
Cash flows from investing activities:
Purchases of property and equipment	(13,508)	(23,922)
Capitalized software development costs for products to be sold	(1,446)	(2,311)
Purchases of investments	(78,222)	(107,675)
Proceeds from sale of investments	13,937	6,892
Proceeds from maturities of investments	149,699	97,187
Net cash provided by (used in) investing activities	70,460	(29,829)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	10,811	12,528
Payments on debt	(3,126)	(3,125)
Purchase and retirement of common stock under share repurchase plan	—	(64,999)
Purchase and retirement of common stock for tax withholdings on vesting of employee stock-based awards	(9,772)	(11,769)
Excess tax benefits from stock-based compensation expense	1,405	3,487
Net cash used in financing activities	(682)	(63,878)
Effect of exchange rate changes on cash and cash equivalents	(621)	—
Net increase (decrease) in cash and cash equivalents	141,423	(30,559)
Cash and cash equivalents, beginning of period	435,093	443,132
Cash and cash equivalents, end of period	$576,516	$412,573

POLYCOM, INC.

Selected Summary Data

(In millions except per share amounts and headcount)

(Unaudited)

	June 30, 2016	March 31, 2016	June 30, 2015
Balance Sheet Highlights
Cash and investments	$722	$713	$660
Number of shares outstanding	136	136	133
Cash and investments per share	$5.31	$5.26	$4.95
Debt	$232	$233	$237
Operating cash flow - quarterly	$19	$53	$33
Operating cash flow - trailing 12 months	$129	$142	$188
DSO (Days Sales Outstanding)	49	51	46
Inventory turns - GAAP	5.2	5.1	5.2
Inventory turns - non-GAAP	5.1	5.1	5.2
Deferred revenue	$257	$263	$260
Share repurchases:
Quarter-to-date share repurchases - shares	—	—	1.9
Quarter-to-date share repurchases - dollars	$—	$—	$25
Year-to-date share repurchases - shares	—	—	4.8
Year-to-date share repurchases - dollars	$—	$—	$65
Ending headcount	3,176	3,275	3,553

	For the Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Income Statement Highlights
GAAP:
Revenues	$288	$290	$317
Gross margin	56.0%	56.5%	58.7%
Operating expenses	$163	$157	$161
Operating margin	(0.5)%	2.5%	7.9%
Diluted EPS	$(0.07)	$0.02	$0.14
Non-GAAP:
Revenues	$288	$290	$317
Gross margin	57.4%	57.2%	59.2%
Operating expenses	$129	$133	$150
Operating margin	12.7%	11.3%	11.9%
Diluted EPS	$0.21	$0.19	$0.22

POLYCOM, INC.

Reconciliations of GAAP Measures to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
GAAP cost of revenues used in inventory turns	$126,507	$126,246	$130,650	$252,753	$268,530
Stock-based compensation expense	(3,506)	(1,892)	(1,382)	(5,398)	(3,645)
Effect of stock-based compensation expense on warranty rates	(235)	(106)	(80)	(341)	(133)
Amortization of purchased intangibles	(100)	(100)	(100)	(200)	(757)
Non-GAAP cost of revenues used in inventory turns	$122,666	$124,148	$129,088	$246,814	$263,995
GAAP gross profit	$161,272	$163,829	$185,925	$325,101	$378,745
Stock-based compensation expense	3,506	1,892	1,382	5,398	3,645
Effect of stock-based compensation expense on warranty rates	235	106	80	341	133
Amortization of purchased intangibles	100	100	100	200	757
Non-GAAP gross profit	$165,113	$165,927	$187,487	$331,040	$383,280
Non-GAAP gross margin	57.4%	57.2%	59.2%	57.3%	59.2%

GAAP sales and marketing expense	$82,505	$79,463	$89,433	$161,968	$180,292
Stock-based compensation expense	(7,550)	(3,743)	(2,698)	(11,293)	(5,311)
Non-GAAP sales and marketing expense	$74,955	$75,720	$86,735	$150,675	$174,981
Non-GAAP sales and marketing expense as a percent of revenues	26.0%	26.1%	27.4%	26.1%	27.0%

GAAP research and development expense	$43,981	$43,070	$46,545	$87,051	$95,882
Stock-based compensation expense	(4,912)	(2,029)	(1,915)	(6,941)	(4,488)
Non-GAAP research and development expense	$39,069	$41,041	$44,630	$80,110	$91,394
Non-GAAP research and development expense as a percent of revenues	13.6%	14.1%	14.1%	13.9%	14.1%

GAAP general and administrative expense	$20,291	$20,110	$22,269	$40,401	$43,436
Stock-based compensation expense	(5,638)	(3,816)	(3,716)	(9,455)	(5,499)
Costs associated with CEO separation and related SEC investigation	—	—	(64)	—	(399)
Non-GAAP general and administrative expense	$14,653	$16,294	$18,489	$30,946	$37,538
Non-GAAP general and administrative expense as a percent of revenues	5.1%	5.6%	5.8%	5.4%	5.8%

GAAP total operating expenses	$162,688	$156,589	$161,007	$319,277	$324,811
Stock-based compensation expense	(18,100)	(9,588)	(8,329)	(27,689)	(15,298)
Amortization of purchased intangibles	(2,017)	(2,200)	(2,417)	(4,217)	(4,834)
Restructuring costs	(6,007)	(7,502)	(343)	(13,509)	(367)
Transaction-related costs	(7,887)	(4,244)	—	(12,131)	—
Costs associated with CEO separation and related SEC investigation	—	—	(64)	—	(399)
Non-GAAP total operating expenses	$128,677	$133,055	$149,854	$261,731	$303,913
Non-GAAP total operating expenses as a percent of revenues	44.7%	45.9%	47.3%	45.3%	47.0%

GAAP operating (loss) income	$(1,416)	$7,240	$24,918	$5,824	$53,934
Stock-based compensation expense	21,606	11,480	9,711	33,087	18,943
Effect of stock-based compensation expense on warranty rates	235	106	80	341	133
Amortization of purchased intangibles	2,117	2,300	2,517	4,417	5,591
Restructuring costs	6,007	7,502	343	13,509	367
Transaction-related costs	7,887	4,244	—	12,131	—
Costs associated with CEO separation and related SEC investigation	—	—	64	—	399
Non-GAAP operating income	$36,436	$32,872	$37,633	$69,309	$79,367
Non-GAAP operating margin	12.7%	11.3%	11.9%	12.0%	12.3%

POLYCOM, INC.

Summary of Stock-Based Compensation Expense

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Cost of product revenues	$1,133	$505	$1,914	$1,460
Cost of service revenues	2,373	877	3,484	2,185
Stock-based compensation expense in total cost of revenues	3,506	1,382	5,398	3,645
Sales and marketing	7,550	2,698	11,293	5,311
Research and development	4,912	1,915	6,941	4,488
General and administrative	5,638	3,716	9,455	5,499
Stock-based compensation expense in operating expenses	18,100	8,329	27,689	15,298
Total stock-based compensation expense	$21,606	$9,711	$33,087	$18,943